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                                  EXHIBIT 10.1

                      CORPORATE SURVIVORSHIP WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS That Professional Veterinary Products, LTD., a Missouri corporation in consideration of One Dollar and other valuable consideration received from grantee, does grant, bargain, sell, convey and confirm unto Duane E. Miller and Barbara G. Miller, Husband and Wife as joint tenants with right of survivorship, and not as tenants in common, the following described real property in Douglas County, Nebraska:

         Part of the Northeast Quarter of Section 4, Township 14 North, Range 12 East of the 6th P.M., in Douglas County, Nebraska, more particularly described as follows:

         Commencing at a Point of Intersection of the North right of way line of "J" Street and the East right of way line of 102nd Street; thence North 89(degree)59'31" East, (Assumed Bearing) along the North right of way line of said "L" Street, a distance of 231.00 feet to the point of beginning; thence continuing North 89(degree)59'31" East, along said North right of way line, a distance of 419.09 feet; thence North 00(degree)37'06" West, a distance of 322.41 feet to a point on the South line of Union Pacific Railroad Company right of way; thence North 90(degree)00'00" West along said right of way line, a distance of
         415.61 feet; thence South 00(degree)00'00" West, a distance of 322.45 feet to the point of beginning.



         To have and to hold the above described premises together with all tenements, hereditaments and appurtenances thereto belonging unto the grantees and to their assigns, or to the heirs and assigns of the survivor of them forever.
         And the grantor does hereby covenant with the grantees and with their assigns and with their heirs and assigns of the survivor of them that grantor is lawfully seized of said premises; that they are free from encumbrance except covenants, easements and restrictions of record; all regular taxes and special assessments; except those levied or assessed subsequent to date hereof; that grantor has good right and lawful authority to convey the same; and that grantor warrants and will defend the title to said premises against the lawful claims of all persons whomsoever.
         It is the intention of all parties hereto that in the event of the death of either of the grantees, the entire fee simple to the real estate shall vest in the surviving grantee.
         In witness whereof, grantor has hereunto caused its corporate seal to be affixed and these presents signed by its President.


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Dated:        April 29, 1999

                                           Professional Veterinary Products, LTD
                                           A Missouri Corporation

                                       by: /s/ Lionel L. Reilly
                                           ---------------------------
                                           Lionel L. Reilly, President

STATE OF NEBRASKA
COUNTY OF DOUGLAS

The foregoing instrument was acknowledged before me this 29 day of April, 1999 by [Lionel L. Reilly, President] Professional Veterinary Products, LTD., a Missouri Corporation, on behalf of the corporation.

/s/ Steven G. Reeder
---------------------
Notary Public

Commission Expires: June 29, 2000